UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

1901 N Moore St, Suite 700

Arlington, VA 22209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

On March 9, 2017, BTCS Inc. (the “Company”) completed a securities exchange offer (the “Note Offer”) with its three convertible note holders (the “Note Holders”). Pursuant to the Note Offer the Note Holders agreed to exchange i) $868,897 of 5% Original Issue Discount 10% Senior Convertible Note Due September 16, 2016, originally issued in December 2015 and all accrued interest and liquidated damages owed (collectively the “Senior Notes”), ii) $175,000 of 20% Original Issue Discount Junior Convertible Notes Due December 5, 2016, originally issued in June 2016 and all accrued interest and liquidated damages owed (collectively the “Junior Notes”), iii) $220,000 of 8% Convertible Notes Due June 6, 2017, originally issued in December 2016 and all accrued interest owed (collectively the “Convertible Notes”), and iv) 97,423,579 warrants (the “Senior Warrants”) for 845,631 shares of Series B Convertible Preferred Stock (the “Preferred”). After giving effect to the Note Offer the Company no longer has any Senior Notes, Junior Notes or Convertible Notes outstanding. The Note Offer also provided the Note Holders with a three month right of first refusal to participate in the Company’s next financing and a one year participation right with respect to the Company next fully underwritten offering.

On March 9, 2017, as a result of the Note Offer becoming effective, a securities exchange offer made to the Company’s January 19, 2015 investors (the “January Offer”) was accepted by certain of those investors (the “January Investors”). Pursuant to the January Offer the January Investors agreed to exchange i) 12,052,344 shares of common stock owed pursuant to the favored nations provision of the January 19, 2015 subscription agreement (the “January Agreement”), and ii) 30,130,861 warrants owed pursuant to the favored nations provision of the January Agreement for 210,919 shares of Preferred.

On March 9, 2017, as a result of the Note Offer becoming effective, a securities exchange offer made to the Company’s April 19, 2015 investors (the “April Offer”) was accepted by certain of those investors (the “April Investors”). Pursuant to the April Offer, the April Investors agreed to exchange i) 20,110,699 shares of common stock owed pursuant to the favored nations provision of the April 19, 2015 subscription agreement (the “April Agreement”), and ii) 28,154,980 warrants owed pursuant to the favored nations provision of the April Agreement for 52,311 shares of Preferred.

The April Investors also agreed to: i) waive their right to their pro-rata portion of the remaining $240,216 payment under the May 27, 2016 amendment to the April Agreement (the “Payment”), ii) release the Company from its $50,000 management salary restriction as it relates to their pro-rata portion of the Payment, and iii) cancel their rights in the April Agreement to the favored nations provision. After giving effect to the April Investors release from the Payment, the Company is still obligated to pay those investors who participate in the April 2015 financing but did not accept the April Offer $187,330 prior to either Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the Company’s sole officers, directors and employees, the “Officers”) receiving disbursements towards their annual salaries or bonuses in excess of $50,000. As of March 1, 2017 the Company has a liability of $318,667 for accrued and unpaid cash compensation to the Officers.

On March 15, 2017, the Company filed a Certificate of Designation for the Preferred with the Secretary of State of the State of Nevada. The Preferred Certificate of Designation provides authorization for the issuance of 1,108,861 shares of Preferred, par value $0.001. Each holder of Preferred may, from time to time, convert any or all of such holder’s shares of Preferred into fully paid and non-assessable shares of common stock in an amount equal to two hundred (200) shares of common stock for each one (1) share of Preferred surrendered. However, at no time may all or a portion of shares of Preferred stock be converted if the number of shares of common stock to be issued pursuant to such conversion which would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning more than 4.99% of all of the common stock outstanding at such time.

The Preferred issued to the Note Holders, January Investors and April Investors was not registered under the Securities Act, and was issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

The following table details the Company’s capitalization after giving effect to the Note Offer, January Offer, April Offer (collectively the “Offers”) and shares and warrants issued to investors pursuant to the favored nations provisions of the January Agreement and April Agreement.

Class of Security	Shares of Common Stock as Converted
Common Stock Issued and Outstanding	30,001,038
Series B Preferred Stock (1,108,861 shares of Preferred at a 1:200 conversion ratio)	221,770,698
Warrants to Purchase Common Stock	112,782,888
Total Shares Fully Diluted	364,554,624

The 112,782,888 warrants include: i) 12,645,085 warrants with a strike price of $0.025 and an expiration date of January 21, 2020, and ii) 100,137,402 warrants with a strike price of $0.032 and an expiration date of April 16, 2020.

Each of the three Note Holders agreed to a leak-out agreement (the “Note Leak-Out”) with respect to the sale of common stock underlying the Preferred in the form attached hereto as Exhibit 99.1. The Note Leak-Out agreement restricts the number of shares of common stock that can be sold to 30% of the previous trading day’s volume until May 18, 2017 and thereafter to 20% of the previous day’s trading volume until February 6, 2018.

Each of the five January Investors agreed to a leak-out agreement (the “January Leak-Out”) with respect to the sale of common stock underlying the Preferred in the form attached hereto as Exhibit 99.2. The January Leak-Out agreement restricts the number of shares of common stock that can be sold to 7.8% of the previous trading day’s volume until February 6, 2018.

Each of the seven April Investors agreed to a leak-out agreement (the “April Leak-Out”) with respect to the sale of common stock underlying the Preferred in the form attached hereto as Exhibit 99.3. The April Leak-Out agreement restricts the number of shares of common stock that can be sold to 12.2% of the previous trading day’s volume until February 6, 2018.

Each of the five January Investors agreed to a lockup agreement (the “January Lockup”) with respect to the sale of the common stock underlying the Preferred in the form attached hereto as Exhibit 99.4, whereby they agreed not to sell the common stock underlying the Preferred until May 19, 2017.

Each of the seven April Investors agreed to a lockup agreement (the “April Lockup”) with respect to the sale of the common stock underlying the Preferred in the form attached hereto as Exhibit 99.5, whereby they agreed not to sell the common stock underlying the Preferred until May 19, 2017.

The foregoing does not purport to be a complete description of the terms of the securities exchange offers, Note Leak-Out agreement, January Leak-Out agreement, April Leak-Out agreement, January Lockup agreement, and April Lockup agreement and is qualified in its entirety by the full text of the forms of agreements, which are attached hereto to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 respectively and are incorporated herein by reference. Readers should review these agreements for a complete understanding of the terms and conditions associated with these transaction.

Item 5.03          Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year

See Item 3.02, incorporated by reference herein, disclosing the filing of the Certificate of Designation.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Designation of Series B Preferred Stock filed with the Nevada Secretary of State on March 15, 2017.
99.1	Form of Note Leak-Out Agreement
99.2	Form of January Leak-Out Agreement
99.3	Form of April Leak-Out Agreement
99.4	Form of January Lockup Agreement
99.5	Form of April Lockup Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: March 15, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer